SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2002

APPLIED MICROSYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation or organization)	0-26778 (Commission File Number)	91-1074996 (I.R.S. Employer) Identification No.)

5020 148th Avenue NE
Redmond, Washington 98052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 882-2000

Item 5. Other Events.

     On October 15, 2002, Applied Microsystems Corporation (“Applied”) entered into a Lease Termination Agreement (the “Termination Agreement”), by and between Applied and Teachers Insurance & Annuity Association of America (“TIAA”), the landlord under our current headquarters facilities lease. Pursuant to the Termination Agreement, Applied will pay an early termination fee of approximately $1,000,000 to TIAA in exchange for the termination of any further obligations of Applied under the lease. The lease termination is conditioned upon Applied completing the sale of assets pertaining to its embedded systems development tools business to Metrowerks Corporation, a wholly-owned subsidiary of Motorola, Inc., and receiving the initial purchase price from Metrowerks. The Termination Agreement requires that Applied vacate the leased premises no later than December 31, 2002. Applied plans to relocate its offices to a smaller facility in the same geographic region. The Termination Agreement has been approved by Applied’s Board of Directors. The foregoing summary of the Termination Agreement is qualified in its entirety by reference to the complete text of the Termination Agreement, which is attached as Exhibit 99.1 hereto.

Item 7. Financial Statements And Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Lease Termination Agreement, dated as of October 15, 2002, by and between Teachers Insurance & Annuity Association of America and Applied Microsystems Corporation, a Washington corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Microsystems Corporation

October 18, 2002	By:	/s/ Robert C. Bateman

Robert C. Bateman Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Lease Termination Agreement, dated as of October 15, 2002, by and between Teachers Insurance & Annuity Association of America and Applied Microsystems Corporation, a Washington corporation